SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2018

Hammer Fiber Optics Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-1539680	98-1032170
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
311 Broadway, Point Pleasant Beach, NJ 08742 (844) 413-2600

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Material Definitive Agreements for purposes of acquisition of outside businesses

On September 11, 2018 Hammer Fiber Optic Holdings Corp, (the “Company”) entered into a stock purchase agreement with 1stPoint Communications, LLC (the “Seller”). The purchase price for all of the Company Units is three million six hundred and forty-three thousand six hundred and forty-four (3,643,644) shares of the Company’s Common Stock from treasury stock. Seventy five percent (75%) of the shares of the Company’s Common Stock to be issued are restricted securities, as defined in Rule 144 of the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

On September 11, 2018 Hammer Fiber Optic Holdings Corp, (the “Company”) entered into a stock purchase agreement with Endstream Communications, LLC (the “Seller”). The purchase price for all of the Company Units is one million nine hundred and fifty-seven thousand one hundred and sixteen (1,957,116) shares of the Company’s Common Stock from treasury stock. Seventy five percent (75%) of the shares of Buyer Common Stock to be issued are restricted securities, as defined in Rule 144 of the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

On September 11, 2018 Hammer Fiber Optic Holdings Corp, (the “Company”) entered into a stock purchase agreement with Shelcomm, Inc. (the “Seller”). The purchase price for all of the Company Units is nine hundred thousand (900,000) shares of the Company’s Common Stock from treasury stock. The shares of the Company’s Common Stock to be issued are restricted securities, as defined in Rule 144 of the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

On September 12, 2018 Hammer Fiber Optic Holdings Corp, (the “Company”) entered into a stock purchase agreement with Open Data Centers, LLC (the “Seller”). The purchase price for all of the Company Units is two million nine hundred thirty thousand five hundred sixty-six (2,930,566) shares of the Company’s Common Stock from treasury stock. The shares of the Company’s Common Stock to be issued are restricted securities, as defined in Rule 144 of the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Company shall also pay Sellers a sum of $200,000 in Cash, delivered to the Sellers no later than January 10, 2019.

The shares to be issued to the Sellers are intended to be comprised of a combination of shares currently held in treasury and shares intended to be forfeited, and therefore returned to the company as treasury stock prior to closing, by substantial related-party shareholders. The value of the shares issued to the Sellers will be based upon the closing price on the date the transaction is completed. All restricted shares are as defined under Rule 144 of Securities and Exchange Commission and are restricted for a period of twelve (12) months from the date of closing.

The foregoing describes the material terms of the Stock Purchase Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Stock Purchase Agreements that are filed as Exhibit 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

1stPoint Communications has strong intellectual property in over-the-top services such as SMS/texting and collaboration tools, virtual desktop and managed hosting services. Its subsidiaries have multiple CLEC licenses and a mobile operator license. Endstream Communications offers wholesale voice services worldwide. Open Data Centers operates a carrier neutral colocation facility in Piscataway, New Jersey and an edge data center in Homewood, Alabama. The acquisitions are accretive to Hammer and provide operating synergies. The details will be described further in an upcoming Form 8-K filing.

The Mobile Network Service Provider program, announced jointly by Hammer and 1stPoint, exemplifies how Hammer will use its existing capabilities and those of each of the acquired entities to operate and maintain managed wireless networks both domestically and Internationally. The offering will include wireless networking equipment, an over the top platform for value added services, 24x7 remote NOC and deployment services, sales and marketing support as well as project management. Open Data Centers will provide the infrastructure and personnel to facilitate the NOC for remote management capabilities.

“Using the proprietary Air Technology, complemented by the intellectual property and operations of the acquired entities, Hammer now has the ideal solution to cable network extension, wireless service expansion or an opportunity for DSL replacement,” said Mark Stogdill, Hammer’s Founder. Today Hammer provides triple-play services to retail customers in its operating market and intends to deliver that service nationwide alongside its operator partners.

Erik Levitt, the Managing Member of 1stPoint, Endstream and Open Data Centers said, “The acquisitions create a strong management team, all of whom individually possess a long history of success in the industry. We are all dedicated to executing on the vision that has been created for Hammer since inception. We are focused on delivering on projects that will grow the company’s agenda aggressively.”

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The shares to be issued under the Stock Purchase Agreements will be issued in private placements in reliance upon the exemption from the registration requirements set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF CERTAIN OFFICERS

On September 11, 2018, Mark Stogdill, President and Chief Executive Officer and Executive Director of the Board of Directors (the “Board”) of Hammer Fiber Optics Holdings Corp. (the “Company”), resigned from his position as President and Chief Executive Officer of the Company. The Company has announced that Mr. Stogdill, age 38, will be appointed as the Company’s new Chief Technology Officer effective immediately. Mr. Stogdill will retain his position as Executive Director of the Board of Directors of the Company. Mr. Stogdill’s employment agreement had been extended by Resolution of the Board of the Directors on September 11, 2018 and amended to reflect his position as Chief Technology Officer of the Company.

In connection with the resignation of Mr. Stogdill as the President and Chief Executive Officer of the Company, Erik B. Levitt was appointed as President and Chief Executive Officer of the Company effective immediately. Mr. Levitt was also elected as an Executive Director to the Board of the Company effective immediately.

On September 11, 2018, in connection with the election of Mr. Levitt as President & Chief Executive Officer, the Board approved an employment agreement with Mr. Levitt that initially includes a base annual salary of $200,000, reimbursement for business expenses reasonably incurred, participation in the benefit plans of the Company, and no guaranteed bonuses, except as may be determined by the Board in its sole discretion based on achievement of specific goals and objectives..

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated September 11, 2018, by and among Hammer Fiber Optics Holdings Corp. and 1stPoint Communications and the sellers party thereto.

10.2	Stock Purchase Agreement, dated September 11, 2018, by and among Hammer Fiber Optics Holdings Corp. and Endstream Communications and the sellers party thereto.

10.3	Stock Purchase Agreement, dated September 11, 2018, by and among Hammer Fiber Optics Holdings Corp. and Shelcomm and the sellers party thereto.

10.4	Stock Purchase Agreement, dated September 12, 2018, by and among Hammer Fiber Optics Holdings Corp. and Open Data Centers and the sellers party thereto.

10.5	Employment Agreement dated September 11, 2018 between Mark Stogdill and Hammer Fiber Optics Holdings Corp.

10.6	Employment Agreement dated September 11, 2018 between Erik B. Levitt and Hammer Fiber Optics Holdings Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hammer Fiber Optics Holdings, Corp.

Dated: September 13, 2018

/s/ Mark Stogdill

By: Mark Stogdill

Its: Executive Director